UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A/A

AMENDMENT NO. 2

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

CREDENCE SYSTEMS CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	94-2878499
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1421 California Circle Milpitas, CA	95035
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this form relates: Not Applicable

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Not Applicable	Not Applicable

Securities to be registered pursuant to Section 12(g) of the Act:

Preferred Stock Purchase Rights

(Title of Class)

ITEM 1.	Description of Registrant’s Securities to Be Registered.

On August 24, 2004, the Board of Directors of Credence Systems Corporation (the “Company”) voted to amend the Rights Agreement, dated as of June 2, 1998, by and between the Company and Equiserve Trust Company, N.A. (formerly known as BankBoston, N.A.), as amended by that certain First Amendment to Rights Agreement dated as of February 19, 2004 (the “Rights Agreement”) to provide that the “Final Expiration Date” (as defined in the Rights Agreement) of the “Rights” (as defined in the Rights Agreement) shall be 5:00 p.m. Massachusetts time on August 31, 2004. The Second Amendment to the Rights Agreement, dated as of August 27, 2004, is attached hereto as Exhibit 1.

ITEM 2.	Exhibits.

1. Second Amendment to Rights Agreement, dated as of August 27, 2004.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

CREDENCE SYSTEMS CORPORATION

Date: August 30, 2004

By:	/s/ Graham J. Siddall
Graham J. Siddall Chairman of the Board and Chief Executive Officer

EXHIBITS

EXHIBIT NUMBER	DESCRIPTION OF EXHIBIT

1	Second Amendment to Rights Agreement, dated as of August 27, 2004.